Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Valion Bio, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	(1)	Other	3,954,381	$1.58	$6,247,922.00	0.000087	$543.57

Total Offering Amounts:							$6,247,922.00		543.57
Total Fees Previously Paid:
Total Fee Offsets:									543.57
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Represents the shares of common stock, par value $0.0001 per share (“Common Stock”), of Valion Bio, Inc. (the “Registrant”) that will be offered for resale by the selling stockholder pursuant to the prospectus contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this exhibit is attached. The Registration Statement registers an aggregate of up to 3,954,381 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which consist of (i) up to 536,159 shares of Common Stock issuable upon conversion of an aggregate of 1,850 shares of Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share; (ii) up to 2,308,780 shares of Common Stock issuable upon conversion of 7,637 shares of Series C Non-Voting Convertible Preferred Stock, par value $0.0001 per share; and (iii) up to 1,109,442 shares of Common Stock issuable upon exercise of certain warrants to purchase Common Stock. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

The offering price per share and aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price used to determine the amount of the registration fee are based upon the average of the high and low prices for the Registrant’s Common Stock, as reported on The Nasdaq Capital Market on October 13, 2026, a date within five business days prior to the filing of the Registration Statement.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Valion Bio, Inc.	(1)	S-1	333-297529	07/17/2026		$543.57	Equity	Common Stock, $0.0001 par value per share		$4,933,253.18	$
Fee Offset Sources	Valion Bio, Inc.	(2)	S-1	333-297529		07/17/2026							865.09

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	On July 17, 2026, the Registrant filed a Registration Statement on Form S-1 (File No. 333-297529) (the “July 2026 S-1”) with the SEC, which was declared effective on August 12, 2026, that registered an aggregate of $30,990,000 of an indeterminate number of securities to be offered by the Registrant. The fee amount associated with the securities registered under the July 2026 S-1 was $4,279.72, as calculated in accordance with Rule 457 of the Securities Act, of which $3,414.63 was offset using previously paid fees and $865.09 actually paid at the time of filing of the July 2026 S-1. The Registrant withdrew the July 2026 S-1 by filing a Form RW on August 24, 2026, and no securities were sold thereunder. In accordance with Rule 457(p) under the Securities Act, the Registrant is using $543.57 of the aforementioned unused filing fees previously paid by the Registrant in connection with its filing of the July 2026 S-1 to offset the remaining filing fee payable in connection with this Registration Statement, and as a result of such offset, the Registrant will have $321.52 remaining in unused filing fees available to be applied to future filings of the Registrant in connection with its filing of the July 2026 S-1.

Offset Note(s):

(2)	See Note 1 above.